[Missing Graphic Reference] Sun Life Insurance and Annuity Company of New York (Hereinafter referred to as “the Company”) Service Office: One Sun Life Executive Park, Wellesley Hills, MA 02481

MASTER APPLICATION for CORPORATE LIFE INSURANCE

1. Corporation Name:  ____________________________________________________________________________
2. Address: _____________________________________________________________________________________

COVERAGE SELECTION
3. Application for Life Insurance to:
❒	[Sun Life Executive Benefit VUL]
Riders:
   ❒ Payment of Stipulated Premium Amount Rider (stipulated amount) $
             ❒ Waiver of Monthly Deductions Rider
                             ❒ Charitable Giving Benefit Rider*
                             ❒
  ❒ Other:

❒	[Sun Life Executive Benefit UL]
Riders:
            ❒ Payment of Stipulated Premium Amount Rider (stipulated amount) $
             ❒ Waiver of Monthly Deductions Rider
                             ❒ Charitable Giving Benefit Rider*
                           ❒
❒	Other:

4. Death Benefit Option – Select One
❒ Option A (Specified Face Amount)
❒ Option B (Specified Face Amount plus Gross Cash Surrender Value)
                ❒ Option C (Specified Face Amount plus Cumulative Premiums Paid)

5. Premium Mode: ❒  Annual    ❒  Semi-Annual    ❒  Quarterly
6. Issue Date Requested (mm/dd/yy):  ___________________
7. Definition of Life Insurance Test to be Used:   ❒ Cash Value Accumulation Test    ❒ Guideline Premium Test
*Charitable Giving Benefit Rider– Complete if selected above:

8a. Name of Accredited Organization:                                                                                                               8b. 501(c) Tax ID Number:

8c. Address:

8d. After you receive confirmation of the charitable organization, choose one:
❒ I/We will notify the charity of my/our intent OR
❒ Permit the Company to notify the charity of my/our intent upon the death of the Insured

9. Conditions of Insurability: _________________________________________________________________________________
______________________________________________________________________________________________________
    See Attached Schedule of Insurance for amounts and Insureds
Corrections and Amendments (for Home Office use only):

BENEFICIARY AND OWNER DESIGNATION
10. Beneficiary Designation (if Trust, provide Trust Information): ___________________________________________________
_____________________________________________________________________________________________________
Relationship :  _____________ Date of Trust (mm/dd/yyyy) (if applicable)  ____________

11. Owner (if Trust, provide Trust Information): _________________________________________________________________
Address: _____________________________________________________________________________________________
      Relationship: _____________ S.S.# or Tax I.D.# _____________  Date of Trust (mm/dd/yyyy) (if applicable)  ____________

QUESTIONS

12. Does the Applicant/Owner have any existing individual life insurance policy or annuity contract, including those under a binding or conditional receipt or those within an unconditional refund period?❒ Yes  ❒ No

13. Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as  a source of premium for the coverage for which
      Application is being made?                                                                                                                                                     ❒ Yes  ❒ No

If the answer to No. 12 is “yes”, provide the applicable state form(s).  If the answer to No. 13 is “yes”, please provide the applicable state form(s) and provide the information requested in the following table.

*You may attach additional paper, if necessary, to provide information required.

Insurance Company	Insured or Annuitant	Policy or Contract Number

14. If a replacement is involved, is it intended as an IRC Section 1035 exchange?
      If yes, provide the necessary form(s).                                                                                                                                                                ☐ Yes  ☐  No

Schedule of Insurance
This section is to be completed by the Applicant/Owner with the Insured’s Name, Social Security Number and the amount of insurance issued on the insured.

A separate Schedule (census) with the signature of the Applicant/Owner on each page can be used in place of this page.

Insured’s Name (Last, First)	Social Security Number	Specified Face Amount	Supplemental Insurance Face Amount	Comments

__________________________________________________________________           _______________
Signature of Applicant/Owner                                                                                                                                       Date

SIGNATURE SECTION
DECLARATION:
By signing this Application, I/we understand and agree that:
a) all statements and answers in this Application are true and complete to my/our best knowledge and belief. The information provided in this Application will be used by the Insurer (the "Company") to which this Application is submitted to form the basis for, and become part of, any life insurance policy to be issued;
b) no life insurance coverage shall take effect until (1) a policy is issued during the lifetime of the Insured; (2) the Company has received the initial premium due on the policy; and (3) the statements made in this Application are still complete and true as of the date the policy is delivered;
c) no licensed sales representative or other person except the Company President, Secretary or a Vice President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any of the terms or requirements of any application or life insurance policy;
d) in accepting any life insurance policy which may be issued, I/we also accept all corrections and amendments which may be made by the Company, as recorded in the corrections and amendments section of this Application;
e) any illustration prepared in connection with this Application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, may be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company.  Future performance will also be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance policy. I/we acknowledge that any such future changes may be made at the Company's sole discretion;
f) all the policy features, including the financial impact of the Base Face Amount/Supplemental Insurance Face Amount mix selected, have been reviewed with me/us by the Sales Representative whose name is listed below;
g) in connection therewith, it is expressly acknowledged that the policy(ies), as applied for is/are suitable for the insurance needs and anticipated financial objectives of the undersigned;
h) any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime as determined by a court of competent jurisdiction, depending upon state law, and subjects such person to criminal and civil penalties.

SUITABILITY: (for flexible premium variable universal life only)
I/we also hereby understand and agree that all values and benefits provided by the life insurance policy(ies) applied for are based on the investment experience of a separate account and are not guaranteed, such that:
•	THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
•	THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
•	THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
•	THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.
I/we also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life policy and also a prospectus for each of the underlying Investment Options that may be registered.

Customer Identification Notice: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each corporation, partnership, trust or other legal entity who makes an application. This means we will ask you for your name, principal place of business, Taxpayer Identification Number, date of incorporation, and other information that will allow us to identify you, such as a government issued document showing the existence of the entity and a certificate of good standing or the equivalent.

I/we acknowledge receipt of the Customer Identification Notice. I/we understand that the identity information being provided by me/us is required by Federal law to be collected in order to verify my/our identity and I/we authorize its use for this purpose.

   __________________________________________________________________
Signature of Applicant/Owner                                                                                                                                     Date
___________________________________________________________________      ______________________________
Signature of Witness/Sales Representative                                                                         Sales Representative License Number

LICENSED SALES REPRESENTATIVES'S REPORT

1. Does the Applicant/Owner have any existing individual life insurance policy or annuity contract, including
    those under a binding or conditional receipt or those within an unconditional refund period?                                                                                                                                                                ❒ Yes  ❒ No
   If yes, provide details and any necessary forms._______________________________________________________

2. Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as a source of premium for the coverage for which Application is being made? ❒ Yes  ❒ No
If yes, provide details and any necessary forms.______________________________

3. Based on your reasonable inquiry about the Applicant/Owner's financial situation, insurance objectives and needs, do you believe that the policy, including the base / supplemental insurance face amount mix as applied for, is suitable for the insurance needs, the services to be provided and anticipated financial objectives of the Applicant/Owner?❒ Yes ❒ No

4. To whom shall premium notices and correspondence be sent (if other than the Owner):
________________________________________________________________
________________________________________________________________
________________________________________________________________
5. Licensed Sales Representatives who will share commissions:
Name                                                                               License Number                                                   Share %
_____________________________________       ______________________      _____________
_____________________________________       ______________________      _____________
_____________________________________       ______________________      _____________

I,   certify:
                              Print name

1. That the questions contained in this Application were asked of the Applicant/Owner and that I have truly and accurately recorded all the information supplied by the Applicant/Owner.
2. That I have reviewed with the Applicant/Owner all the policy features and riders.

3. That a current prospectus for the policy applied for and a prospectus for each of the underlying Investment Options that may be registered have been given to the Applicant/Owner (if applying for a flexible premium variable universal life insurance contract).

4. That all answers made by me in the above Licensed Sales Representative's report are true and complete to the best of my knowledge and belief.

Anti-Money Laundering Customer Identity Information
I have reviewed the Owner’s identity document presented and recorded the following information from it:
Applicant/Owner’s Name_____________________________________________________________
Address____________________________________________________________________
City________________________State____________________________Date of Incorporation / Date of Trust _____/______/_____
Type of Identification Document_______________________________
(e.g.,a government issued document showing the existence of the entity, e.g., a certificate of good standing or equivalent)
Issue Date of Identification Document ______/______/___                                                                                                           State of Issue ________________

Anti-Money Laundering Training
I have received relevant anti-money laundering training within the last 12 months, given by the Company, another insurance company or other financial institution, or offered through a national association (e.g., NAIFA, NAILBA) or competent third party (e.g., LIMRA). I also hereby acknowledge my obligations, including compliance with the Company’s Anti-Money Laundering Program, as described in the Company’s Market Conduct Guide for Individual Life Insurance and Annuity Producers.
Please submit the Anti-Money Laundering Customer Identity Information Form.

_________________________________________________       ____________________
Signature of Licensed Sales Representative                                     Date

                                              2007 SCOLI 45/12                                                                                                                 Page                       of           [INSERT PAGE NUMBER]